STOCK OPTION


     This STOCK OPTION is granted as of the 10th day of November 1999, by The Network Connection, Inc., a Georgia corporation (the "Company"), to Irwin L. Gross ("Grantee").

                                   BACKGROUND

     A. Grantee is the Chairman and Chief Executive Officer of Company.

     B. In recognition and consideration of the contributions that Grantee has made to the Company during the period from May 19, 1999 to the date of this grant (the "Initial Period"), during which period of time Grantee received no compensation from the Company, and in order to incentivize Grantee with respect to the future success of the Company and to encourage him to perform at increasing levels of effectiveness and use his best efforts to promote the growth and profitability of the Company, and in consideration of services to be performed, Company desires to afford Grantee an opportunity to purchase shares of its common stock, par value $.001 per share ("Common Stock"), as hereinafter provided.

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto, intending to be legally bound, agree as follows:

     1. GRANT OF OPTION.

     (a) In consideration of the contributions that Grantee has made to Company during the Initial Period, the Company hereby irrevocably grants to Grantee the right and option to purchase ("Option A") all or any part of an aggregate of One Hundred Twenty-Five Thousand (125,000) shares of Common Stock (the "A Option Shares"), at an exercise price equal to the closing sale price (or closing bid if no sales were reported) of a share of Common Stock as reported by the Nasdaq SmallCap Market on November 10, 1999 (or the next trading day in the event there is no trading on such date) (the "Option Price"), during the Option Period (as defined below) and subject to the conditions hereinafter set forth.

     (b) In order to incentivize Grantee with respect to the future success of the Company and to encourage him to perform at increasing levels of effectiveness and use his best efforts to promote the growth and profitability of the Company, the Company hereby irrevocably grants to Grantee the right and option to purchase ("Option B") all or any part of an aggregate of One Hundred Twenty-Five Thousand (125,000) shares of Common Stock (the "B Option Shares") at the Option Price, during the Option Period (as defined below) and subject to the conditions hereinafter set forth.

     (c) In order to further incentivize Grantee with respect to the future success of the Company and to further encourage him to perform at increasing levels of effectiveness and use his best efforts to promote the growth and profitability of the Company, the Company hereby irrevocably grants to Grantee the right and option to purchase ("Option C") all or any part of an aggregate of Two Hundred Fifty Thousand (250,000) shares of Common Stock (the "C Option Shares") at the Option Price, during the Option Period (as defined below) and subject to the conditions hereinafter set forth.

     (d) Option A, Option B and Option C shall be referred to collectively hereinafter as the "Option" and the A Option Shares, B Option Shares and C Option Shares shall be referred to collectively hereinafter as the "Option Shares."

     2. OPTION PERIOD. The Option may be exercised in accordance with the provisions of Paragraphs 4 and 5 hereof during the Option Period, which shall begin on the date hereof and shall end on the Option Expiration Date defined in Paragraph 3 hereof. All rights to exercise the Option shall terminate on the Option Expiration Date.

     3. OPTION EXPIRATION DATE. The Option Expiration Date shall be October 8, 2009.

     4. EXERCISE OF OPTION.

     (a) The Option shall vest, and shall be exercisable as set forth in the following table, provided that any portion of this Option which is exercisable in any year, but not exercised, may be carried forward and exercised in any future year during the term hereof:

Option A:

         From and after:            Number of Shares Exercisable
         ---------------            ----------------------------

         November 10, 1999                    125,000

Option B:

         From and after:            Number of Shares Exercisable
         ---------------            ----------------------------

         November 10, 2000                    41,667

         November 10, 2001                    41,666

         November 10, 2002                    41,666

Option C:

         Option C shall vest in full on the sixth anniversary of the date hereof; provided, however, that vesting of Option C shall be accelerated in accordance with the three-year vesting schedule set forth below in the event that the performance milestones set forth below are achieved.

         From and after:            Number of Shares Exercisable
         ---------------            ----------------------------

         November 10, 2000                    83,334

         November 10, 2001                    83,333

         November 10, 2002                    83,333

     (b) The number of shares exercisable on each of the vesting dates set forth above with respect to Option C shall be adjusted as follows:

          (i) On each accelerated vesting date, a percentage of the total number of Options scheduled to vest shall actually vest. This percentage shall be determined on the basis of a sliding scale as follows:

               (A) 100% of the Options scheduled to vest on a particular accelerated vesting date shall actually vest in the event that the Comparison Price (as defined below) on such vesting date is greater than the Base Price (as defined below) for the preceding calendar year by 30% or more, and this percentage shall decrease gradually to 0% in the event that the Comparison Price on such vesting date is equal to or less than the Base Price for such calendar year. In addition, Grantee shall not vest with respect to any Options scheduled to vest on a particular accelerated vesting date unless the Comparison Price on that vesting date is greater than the Base Price for the preceding calendar year by at least 15%, at which point 50% of the Options scheduled to vest shall actually vest. The following example is illustrative - Grantee would vest with respect to 50% of the 83,333 Options scheduled to vest on November 10, 2001 (i.e. 41,666.5 Options), in the event that the Comparison Price on such vesting date was 15% greater than the Base Price for the preceding calendar year; alternatively, Grantee would vest with respect to 75% of the 83,333 Options scheduled to vest on such vesting date (i.e. 62,499.75 Options) in the event that the Comparison Price on such vesting date is 22.5% greater than the Base Price for the preceding calendar year. Any fraction less than a half resulting from these calculations shall be dropped and any fractions equal to or greater than a half resulting from these calculations shall require rounding up to the next whole number.

               (B) The guidelines set forth in paragraph (A) above shall be modified as follows for any of calendar years 2000, 2001 or 2002 in the event that the S & P 500 Comparison Average (as defined below) for any of such calendar years is less than the S & P 500 Comparison Average for the preceding calendar year. In any calendar year in which this occurs, vesting with respect to 50% of the aggregate number of Options scheduled to vest in such calendar year shall be determined as set forth in paragraph (A) above, and the balance of such Options shall vest in the event that EVA (as defined below) is greater than zero, or, in the event that EVA is less than or equal to zero, shall not vest on an accelerated basis.

          (ii) (A) "Base Price" means the average of the last sale prices of a share of Common Stock (or the last bid on any such day on which there were no sales) as reported by the Nasdaq SmallCap Market on each of the 31 days consisting of the 15 trading days immediately preceding September 30, September 30 (regardless of whether or not it is a trading day), and the 15 trading days immediately following September 30. "Comparison Price" means the last sale price of a share of Common Stock as reported by the Nasdaq SmallCap Market on the applicable vesting date (or the last bid if there were no sales on such date; or the next trading day in the event that there was no trading on such date).

               (B) "S & P 500 Comparison Average" means the average of the Standard & Poor's 500 Composite Index as of the close of business on each of the 31 days consisting of the 15 trading days immediately preceding September 30, September 30 (regardless of whether or not it is a trading day) and the 15 trading days immediately following September 30. "EVA" means Economic Value Added of the Company for the fiscal year ending June 30 of the calendar year for which the S & P 500 Comparison Average is being calculated, calculated in accordance with the memorandum provided to the Company's Compensation Committee by David N. Shevrin on November 19, 1999 (a copy of which is attached hereto as Exhibit "A").

               (iii) Notwithstanding anything to the contrary contained in this subparagraph (b), the failure of the Comparison Price on any accelerated vesting date to be greater than the Base Price for the preceding calendar year by 30% or more (a "Shortfall") can be made up (i.e. any percentage of Options not vesting on the relevant accelerated vesting date because of a Shortfall would vest on the subsequent accelerated vesting date on which the following condition is met) if the compounded annual growth rate in the price of a share of Common Stock was such that the Comparison Price on the next accelerated vesting date (or the accelerated vesting date after that one, depending on which accelerated vesting date is the one on which the Shortfall occurred) is greater than the Base Price for the calendar year preceding the accelerated vesting date on which the Shortfall occurred by 30% or more. For example, if the Comparison Price on November 10, 2000 is greater than the Base Price for 1999 by 20% (resulting in a Shortfall, i.e. only 66.67% of the Options scheduled to vest on such accelerated vesting date would actually vest) and the Comparison Price on November 10, 2001 is greater than the Base Price for 1999 by at least 40.83%, then the Comparison Price on November 10, 2001 would have increased with respect to the Base Price for 1999 at a compounded annual growth rate of 30%. In this scenario, on November 10, 2001, not only would 100% of the Options scheduled to vest on such date actually vest, but also the 33.33% of the Options scheduled to vest on November 10, 2000 that did not so vest because of the Shortfall would actually vest.

     (c) Notwithstanding anything to the contrary contained herein, Grantee may purchase all or any portion of the unexercised balance of this Option immediately prior to, or upon, the effective date of a Change of Control (as defined in the following sentence). A "Change of Control" of the Company shall mean any transaction or series of related transactions that results in a change in the control of the Company, including, without limitation:

          (i) a merger or consolidation of the Company into or with any other entity when the Company is not the surviving entity of such merger or consolidation;

          (ii) the acquisition, directly or indirectly, by any individual, entity or "group" (as defined in Section 13(d) of the Securities and Exchange Act of 1934, as amended) (other than the Company, any subsidiary thereof, any employee benefit plan of the Company or any subsidiary, or any entity holding shares or other securities of the Company for or pursuant to the terms of such a plan) (an "Acquirer"), of stock or options, or any combination thereof, entitling the Acquirer to cast 25% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) entitled to be cast by all stockholders of the Company in an election of the Board of Directors of the Company;

          (iii) the acquisition, directly or indirectly, by an Acquirer of a majority of the total equity interest of the Company;

          (iv) the sale or other disposition of all, or substantially all, of the assets of the Company;

          (v) the election to the Board of Directors of the Company of individuals who would constitute a majority of the members of the Board elected at any meeting of stockholders or by written consent (without consideration of the rights of any class of stock to elect directors by a separate class vote), where the election or the nomination for election by the Company's stockholders of such directors was not approved by a vote of at least a majority of the directors in office immediately prior to such election or nomination; or

          (vi) the formation of a joint venture or partnership with the Company for the purpose of effecting a transfer of control of, or a material interest in, the Company (such merger, consolidation, sale or other transaction being hereinafter referred to as a "Transaction"). There shall be excluded from the foregoing any Transaction as a result of which (A) the holders of Common Stock prior to the Transaction retain or acquire securities constituting a majority of the outstanding voting common stock of the acquiring or surviving corporation or other entity in substantially the same proportions that they owned Common Stock in the Company prior to the Transaction, and (B) no single person or entity owns more than half of the outstanding voting common stock of the acquiring or surviving corporation or other entity. For purposes of this Paragraph 4, voting common stock of the acquiring or surviving corporation or other entity that is issuable upon conversion of convertible securities or upon exercise of warrants or options shall be considered outstanding, and all securities that vote in the election of directors (other than solely as the result of a default in the making of any dividend or other payment) shall be deemed to constitute that number of shares of voting common stock which is equivalent to the number of such votes that may be cast by the holders of such securities.

     5. MANNER OF EXERCISE. Exercise of the Option, or any portion thereof, shall be by written notice to Company pursuant to Paragraph 11 hereof. The notice shall be accompanied by payment in full in cash, stock of the Company, or other property (including notes or other contractual obligations of Grantee to make payment on a deferred basis, such as through "cashless exercise arrangements," to the extent permitted by applicable law), or a combination thereof, in an amount equal to the product obtained by multiplying the number of Option Shares with respect to which the Option is then being exercised by the Option Price. Upon receipt of such notice and payment, the Company shall deliver a certificate or certificates representing the Option Shares purchased. The certificate or certificates shall be delivered to or upon the written order of the Grantee. Despite the fact that a certificate or certificates representing the Option Shares purchased shall not have been issued, Grantee or his legal representative, legatees or distributees, as the case may be, shall be deemed to be a holder of any shares subject to this Option, provided that the written notice and payment required by this Paragraph 5 have been delivered to Company. The Option Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable.

     6. RIGHTS IN EVENT OF DEATH, DISABILITY OR TERMINATION OF EMPLOYMENT.

          (A) DEATH. If Grantee dies while employed by the Company, then 50% of any then unvested Options shall automatically vest (without any action on the part of the Company) on the date of death. The 50% of the then unvested Options that shall vest according to the preceding sentence shall be the 50% of the then unvested Options that otherwise would have been the latest to vest of all then unvested Options. The remainder of any then unvested Options shall continue to vest according to the schedule set forth in Paragraph 4 above. Grantee's named beneficiary shall have through the Option Expiration Date to exercise any unexercised Options.

          (B) DISABILITY. If Grantee is terminated from his employment with the Company by reason of Disability (as such term is defined in Exhibit "B" hereto), then 50% of any then unvested Options shall automatically vest (without any action on the part of the Company) on the date of such termination. The 50% of the then unvested Options that shall vest according to the preceding sentence shall be the 50% of the then unvested Options that otherwise would have been the latest to vest of all then unvested Options. The remainder of any then unvested Options shall continue to vest according to the schedule set forth in Paragraph 4 above. Grantee shall have through the Option Expiration Date to exercise any unexercised Options.

          (C) CAUSE OR RESIGNATION. If Grantee is terminated from his employment with the Company for Cause (as defined in Exhibit "B" hereto) or voluntarily leaves the employ of the Company, then all unvested Options shall automatically terminate and be cancelled (without any action on the part of the Company) on the effective date of termination. In addition, Grantee shall have the opportunity on the date of such termination for Cause or Grantee's voluntarily leaving the employ of the Company to exercise all vested but unexercised Options. All vested Options not exercised on such date shall thereafter automatically expire (without any action on the part of the Company).

          (D) WITHOUT CAUSE. If Grantee is terminated from his employment without Cause or terminates his employment with Company for Good Reason (as defined in Exhibit "B" hereto), then all unvested Options shall automatically vest (without any action on the part of the Company) immediately prior to the date of such termination. Grantee shall have through the Option Expiration Date to exercise any unexercised Options.

     7. OPTION SHARES TO BE PURCHASED FOR INVESTMENT. Unless Company has notified Grantee pursuant to Paragraph 11 hereof that a registration statement covering the Option Shares has become effective under the Securities Act of 1933, as amended (the "Act"), it shall be a condition to the exercise of the Option that the Option Shares acquired upon such exercise be acquired for investment and not with a view to distribution. If requested by the Company upon advice of its counsel that the same is necessary or desirable, the Grantee shall, at the time of purchase of the Option Shares, deliver to the Company Grantee's written representation that Grantee (a) is purchasing the Option Shares for his own account for investment, and not with a view to public distribution or with any present intention of reselling any of the Option Shares (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Act); (b) has been advised and understands that (i) the Option Shares have not been registered under the Act and are subject to restrictions on transfer and (ii) the Company is under no obligation to register the Option Shares under the Act or to take any action which would make available to the Grantee any exemption from such registration; and (c) has been advised and understands that such Option Shares may not be transferred without compliance with all applicable federal and state securities laws.

     8. CHANGES IN CAPITAL STRUCTURE. The number of Option Shares covered by this Option and the Option Price shall be equitably adjusted in the event (the "Event") of (i) the payment of any dividend payable in, or the making of any distribution of, Common Stock to holders of record of Common Stock, which increases the outstanding Common Stock; (ii) any stock split, combination of shares, recapitalization or other similar change; (iii) the merger or consolidation of the Company into or with any other entity; or (iv) the reorganization, dissolution, liquidation or winding up of the Company. Grantee shall be entitled, upon the exercise of the Option, to receive such new, additional or other shares of stock of any class, or other property (including, without limitation, cash and/or securities of any successor entity), as Grantee would have been entitled to receive as a matter of law in connection with such Event had Grantee held the Option Shares on the record date set for such Event. The Company shall have the authority to determine the adjustments to be made under this Paragraph 8 and any such determination shall be final, binding and conclusive.

     9. LEGAL REQUIREMENTS. If the listing, registration or qualification of the Option Shares upon any securities exchange or under any federal or state law, or the consent or approval of any governmental regulatory body is necessary as a condition of or in connection with the purchase of the Option Shares, the Company shall not be obligated to issue or deliver the certificates representing the Option Shares as to which the Option has been exercised unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained. This Option does not hereby impose on the Company a duty to so list, register, qualify, or effect or obtain consent or approval. If registration is considered unnecessary by the Company or its counsel, the Company may cause a legend to be placed on the certificates for the Option Shares being issued calling attention to the fact that they have been acquired for investment and have not been registered, such legend to read as follows:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED UNLESS THERE IS A REGISTRATION STATEMENT IN EFFECT COVERING SUCH SECURITIES OR THERE IS AVAILABLE AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS."

     10. NO OBLIGATION TO EXERCISE OPTION. The Grantee shall be under no obligation to exercise the Option.

     11. NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed to be properly given when personally delivered to the party entitled to receive the notice or when sent by certified or registered mail, postage prepaid, properly addressed to the party entitled to receive such notice at the address stated below; or when sent via facsimile transmission with confirmation of transmission or via electronic mail, provided that in both of the foregoing situations a copy of the notice so transmitted is sent to the party entitled to receive such notice via first-class mail, postage prepaid at the address stated below:

           If to Company:    The Network Connection, Inc.
                             222 North 44th Street
                             Phoenix, Arizona 85034
                             Attention:  President
                             Facsimile: (602) 629-6300

           If to Grantee:    Irwin L. Gross
                             722 Pine Street
                             Philadelphia, PA 19106

     Either party hereto may change such party's address, facsimile number or e-mail address by sending notice thereof to the other party by any of the methods set out above, provided that such change shall not be deemed effective as against the party to whom it is sent until the notice containing such change is actually received by such party.

     12. ADMINISTRATION. All questions of interpretation and application of this Option shall be determined by the Company, and such determination shall be final, binding and conclusive.

     13. NOT AN EMPLOYMENT OR SERVICE CONTRACT. Nothing in this Option shall be construed as an agreement by the Company, express or implied, to employ Grantee or contract for Grantee's services, to restrict the right of the Company to discharge Grantee or cease contracting for Grantee's services or to modify, extend or otherwise affect in any manner whatsoever, the terms of any employment agreement or contract for services which may exist between the Grantee and the Company.

     14. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     15. GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware without regard to conflicts of laws principles.

     16.   COUNTERPARTS.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     17. AMENDMENT. This Agreement may not be amended except by an instrument in writing signed by the parties.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the date first above written.



                                          THE NETWORK CONNECTION, INC.


                                          By: /s/ Frank E. Gomer
                                              ----------------------------------
                                              Frank E. Gomer, President and COO


                                              /s/ Irwin L. Gross
                                              ----------------------------------
                                              Irwin L. Gross

                                   EXHIBIT "A"


                                  See attached.

                                    EXHIBIT B

                  CERTAIN DEFINITIONS USED IN OPTION AGREEMENT


DISABILITY shall mean if Grantee becomes unable to perform his duties for the Company due to partial or total disability or incapacity resulting from a mental or physical illness, injury or any other cause.

CAUSE shall mean if Company discharges Grantee and thereby terminates his employment hereunder for the following reasons:

     (a) habitual intoxication;

     (b) habitual illegal drug use or drug addition;

     (c) conviction of a felony, materially adversely affecting Company where such conviction significantly impairs Grantee's ability to perform his duties hereunder;

     (d) while acting in his capacity as an executive of Company, knowingly engaging in any unlawful activity which could materially adversely affect the Company;

     (e) gross insubordination, gross negligence, or willful and knowing violation of any expressed direction or regulation established by Company which is materially injurious to the business or reputation of Company; or

     (f) misappropriation of corporate funds or other acts of dishonesty.

GOOD REASON shall mean the occurrence after a Change in Control (as defined below) of any of the following events without Grantee's express written consent:

     (a) any change in Grantee's title, authorities, responsibilities (including reporting responsibilities), which represent a demotion from his status, title, position or responsibilities (including reporting responsibilities) as in effect immediately prior to the Change in Control; the assignment to him of any duty or work responsibilities which, in his reasonable judgment, are inconsistent with such status, title, position or work responsibilities; or any removal of Grantee from or failure to appoint or reelect him to any of such positions, except in connection with the termination of his employment for Disability, retirement or Cause, as a result of Grantee's death or by him other than for Good Reason; or

     (b) a reduction by the Company in Grantee's annual base salary as in effect on the date hereof or as the same may be increased from time to time, in the event he is now or in the future ever receives a salary.

CHANGE IN CONTROL shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A issued under the Securities Exchange Act of 1934, as amended (the "Exchange Act") as in effect as of the date hereof, or if Item 6(e) is no longer in effect, any subsequent regulation issued under the Exchange Act for a similar purpose, whether or not the Company is subject to such reporting requirements; provided that, without limitation, such a change in control shall be deemed to have occurred if:

     (a) any "person" is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities;

     (b) during any period of two consecutive years (not including any period prior to the date hereof), individuals who at the beginning of such period constitute the Board of Directors, and any new director, whose election by the Board or nomination or election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for elections was previously approved, cease for any reason to constitute a majority of the Board; or

     (c) the business of the Company is disposed of by the Company pursuant to a liquidation, sale of assets of the Company, or otherwise.